Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
aRegistration Statement (Form S-8 No. 333-249328) pertaining to the 2016 Long Term Incentive Plan of Burford Capital Limited;
bRegistration Statement (Form S-8 No. 333-259493) pertaining to the Burford Capital Limited 2021 Non-Employee Directors’ Share Plan;
cRegistration Statement (Form S-8 No. 333-274583) pertaining to the Burford Capital 2016 Long Term Incentive Plan; and
dRegistration Statement (Form S-8 No. 333-278909) pertaining to the Burford Capital Deferred Compensation Plan of our report dated March 28, 2024 (except for the paragraph “Reclassifications” within Note 2 and the 2023 and 2022 segment information within Note 4, as to which the date is March 3, 2025), with respect to the consolidated financial statements of Burford Capital Limited included in this Annual Report (Form 10-K) of Burford Capital Limited for the year ended December 31, 2024.
/s/ Ernst & Young LLP
Guernsey, Channel Islands
March 3, 2025